SUMMARY OF EMPLOYMENT TERMS
                                  BETWEEN
                             COFFEE PEOPLE, INC.
                                     AND
                               SECOND CUP INC.
                                     AND
                              TAYLOR H. DEVINE


These summary employment terms are effective from the Closing Date of the transaction contemplated by the Acquisition Agreement between Coffee People, Inc. ("Company") and Second Cup Inc., dated November 13, 1997 (the "Transaction"). All salary and bonus provisions contained herein shall replace any then existing compensation as at the Closing Date.


1.  TERM:             One year from the  Closing  Date of the  Transaction.  The
                      Closing Date is expected to be on or before March 31, 1998.

2.  LOCATION:         Portland, Oregon with expense paid travel as required.

3.  TITLE:            President and Chief Operating Officer, Coffee People.

4.  DUTIES:           Reporting  to  the  CEO  of  Coffee   People,   Inc.,  the
                      President,  Coffee People is responsible  overall, for all day-to-day  operations  for the Oregon stores and during a transition  period,  to be  determined,  will have overall responsibility  for  all  day-to-day  operations  for the
                      Arizona stores. In addition, the President,  Coffee People
                      will   be   responsible   for  the   development   of  the
                      non-traditional  business  for all  brands  within  Coffee
                      People, Inc.

5.  COMPENSATION:     Annual Salary: Base salary fixed at $150,000.00 per annum.

                      Success Fee: $25,000.00 payable six months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

                      Bonus: $18,750.00 payable six months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

                      $18,750.00 payable twelve months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

6.  BENEFITS:         To be no less  favorable  than those  currently  in place, including without limitation, continuation of existing medical coverage and $100,000.00 term life insurance coverage with employee's designated beneficiary.

7.  TERMINATION
      WITH CAUSE:     Wages  paid  through   termination  date  plus  one  month
                      severance paid.

                      Bonus and success fee entitlement forfeited, unless termination occurs subsequent to payment dates. There shall be no accrual calculation of bonus or success fee--these payments vest on a lump sum basis on the payment dates.

                      Life Insurance/Medical Coverage canceled at employer's option.

8. TERMINATION
     WITHOUT CAUSE:   Wages  paid  through  termination  date  and the  later of twelve months following the Closing Date or six months following termination, paid as a lump sum less all applicable withholding taxes.

                      All  outstanding  bonus and success fee payments vest upon
                      termination   and  are  to  be   paid,   less   applicable
                      withholding taxes.

                      Life Insurance/Medical Coverage remains in effect for the severance period.

9. VOLUNTARY
     RESIGNATION:     Employee  agrees to  provide  90 days'  written  notice of resignation.

                      Wages paid through last date of employment, which shall be 90 days after employee has provided written notice of resignation, unless at its option, the Company determines an earlier effective date of resignation in which case, wages shall only be paid to the effective date of resignation.

                      No additional bonus or success fee monies paid if not otherwise payable by last date of employment.

                      All benefits, including Life Insurance/Medical Coverage cease as of last date of employment.

10.  NON-COMPETE:     For three years following cessation of employment with the
                      Company, the employee agrees not to, without the express written consent of the Company, directly or indirectly engage in, as owner, operator or employee of any business which competes with the business of Coffee People, Inc. in the United States. Competitors of Coffee People, Inc. are those retail operations for which 50% or more of total sales are derived from coffee (in liquid or whole been form) or coffee related products.

These terms of employment, effective from the Closing Date of the Transaction, are hereby agreed by:

                                              COFFEE PEOPLE, INC.


/s/ Taylor H. Devine                          By:  Kenneth B. Ross, CFO
---------------------                              -------------------
  Taylor H. Devine                                 Coffee People, Inc.


KA Welsh
-----------------
Second Cup Inc.